POWER OF ATTORNEY

FOR NICHOLAS FAMILY OF FUNDS, INC.

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of Nicholas Family of Funds, Inc. constitutes and appoints Jeffrey T. May and Thomas J. Saeger, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Form N-1A Registration Statement of Nicholas Liberty Fund, a series of Nicholas Family of Funds, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any state of the United States, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Date: January 10, 2003

/s/ DAVID O. NICHOLAS

David O. Nicholas

/s/ TIMOTHY P. REILAND

Timothy P. Reiland

/s/ JAY H. ROBERTSON

Jay H. Robertson